Exhibit 99.1

TORCHLIGHT ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

FINANCIAL STATEMENTS

AND

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

SEPTEMBER 30, 2010

CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

BALANCE SHEET –
As of September 30, 2010	2

STATEMENT OF OPERATIONS –
For the period from June 25, 2010 (inception) to September 30, 2010	3

STATEMENT OF STOCKHOLDERS’ EQUITY –
For the period from June 25, 2010 (inception) to September 30, 2010	4

STATEMENT OF CASH FLOWS –
For the period from June 25, 2010 (inception) to September 30, 2010	5

NOTES TO THE FINANCIAL STATEMENTS	6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Torchlight Energy, Inc. (An Exploration Stage Company)

Houston, Texas

We have audited the accompanying balance sheet of Torchlight Energy, Inc. (An Exploration Stage Company) (the “Company”) as of September 30, 2010 and the related statements of operations, stockholders’ equity and cash flows for the period from June 25, 2010 (inception) to September 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2010 and the results of its operations and its cash flows for the period from June 25, 2010 (inception) to September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses since inception, has not generated revenues from operations, and is dependent upon obtaining adequate financing to fulfill its operating activities. Management’s plans regarding those matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Calvetti, Ferguson & Wagner, P.C.

November 11, 2010

Houston, Texas

13105 Northwest Freeway, Suite 1250 | Houston, TX 77040 | Main: 713.957.2300 | Fax: 713.895.9393 | Web: www.cfw-cpa.com

TORCHLIGHT ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)

BALANCE SHEET
AS OF SEPTEMBER 30, 2010

ASSETS
Current assets:
Cash	$427,481
Prepaid expenses	1,000
Total current assets	428,481

Investment in oil and gas properties - unevaluated	868,600

TOTAL ASSETS	$1,297,081

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$24,472
Total current liabilities	24,472

Commitments and contingencies	-

Stockholders' equity
Common stock, par value $0.001 per share; 20,000,000 shares authorized; 11,444,501 shares issued and outstanding	11,445
Additional paid-in capital	1,443,056
Subscriptions receivable	(51,029)
Deficit accumulated during the exploration stage	(130,863)
Total equity	1,272,609

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,297,081

The accompanying notes are an integral part of these financial statements.

TORCHLIGHT ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 25, 2010 (INCEPTION) TO SEPTEMBER 30, 2010

Revenue	$-

Cost of revenue	-

Gross profit	-

Operating expenses:
General and administrative expense	130,863
Total operating expenses	130,863

Net loss before taxes	130,863

Provision for income taxes	-

NET LOSS	$130,863

The accompanying notes are an integral part of these financial statements.

TORCHLIGHT ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JUNE 25, 2010 (INCEPTION) TO SEPTEMBER 30, 2010

	Shares	Capital Stock	Additional Paid-in Capital	Subscriptions Receivable	Deficit Accumulated during the Exploration Stage	Total

Balance, June 25, 2010	-	$-	$-	$-	$-	$-

Shares issued to management	10,000,000	10,000	-	(1,029)	-	8,971

Shares issued for private placement	1,444,501	1,445	1,443,056	(50,000)	-	1,394,501

Net loss	-	-	-	-	(130,863)	(130,863)

Balance, September 30, 2010	11,444,501	$11,445	$1,443,056	$(51,029)	$(130,863)	$1,272,609

The accompanying notes are an integral part of these financial statements.

TORCHLIGHT ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 25, 2010 (INCEPTION ) TO SEPTEMBER 30, 2010

Cash Flows From Operating Activities
Net loss	$(130,863)
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation, depletion and amortization expense	-
Change in:
Prepaid expenses	(1,000)
Accounts payable	24,472
Net cash from operating activities	(107,391)

Cash Flows From Investing Activities
Investment in oil and gas properties - unevaluated	(868,600)

Cash Flows From Financing Activities
Shares issued to management	8,971
Shares issued for private placement	1,394,501
1,403,472

Net Increase in cash	427,481

Cash - beginning of period	-

Cash - end of period	$427,481

Supplemental disclosure of cash flow information:
Common stock for subscriptions receivable	$51,029

The accompanying notes are an integral part of these financial statements.

TORCHLIGHT ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

1.

NATURE OF BUSINESS

Torchlight Energy, Inc. (“Torchlight” or the “Company”) was formed in the state of Nevada on June 25, 2010. The Company’s operations commenced with initial funding on July 8, 2010.  The Company is An Exploration Stage energy company formed as a corporation to engage in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States.

In An Exploration Stage company, management devotes most of its activities to establishing a new business, including raising capital to acquire interests in oil and gas properties. Planned principle activities have not yet produced any revenues, and the Company has incurred operating losses as is normal in exploration stage companies.

2.

GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown, and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

At September 30, 2010, the Company had not yet achieved profitable operations, has accumulated losses of $130,863 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management’s plan to address the Company’s ability to continue as a going concern includes: (1) obtaining debt or equity funding from private placement or institutional sources; (2) obtaining loans from financial institutions, where possible, or (3) participating in joint venture transactions with third parties. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.

SIGNIFICANT ACCOUNTING POLICIES

The Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below:

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and certain assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

Risks and uncertainties – The Company’s operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

Concentration of risks – The Company’s cash is placed with a highly rated financial institution and the Company conducts ongoing evaluations of the credit worthiness of the financial institutions with which it does business. At times during the period from June 25, 2010 (inception) to September 30, 2010, cash balances were in excess of amounts guaranteed by the Federal Deposit Insurance Corporation (“FDIC”). As of September 30, 2010, the Company had cash of $427,481, which is greater than the FDIC limit.

Fair value of financial instruments – The estimated fair values of prepaid expenses and accounts payable approximate the carrying amount due to the relatively short maturity of these instruments.

TORCHLIGHT ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

Unevaluated oil and gas properties – Unevaluated oil and gas properties consist principally of the Company's acquisition costs in undeveloped leases. When leases are developed, expire or are abandoned, the related costs are transferred from unevaluated oil and gas properties to depletable oil and gas properties. Additionally, the Company reviews the carrying costs of unevaluated oil and gas properties for the purpose of determining probable future lease expirations and abandonments, and prospective discounted future economic benefit attributable to the leases. The Company records an allowance for impairment based on the review with the corresponding charge being made to depletable oil and gas properties.

Oil and gas properties – The Company follows the full cost method of accounting for oil and gas property acquisition, exploration and development activities. Under this method, all costs associated with property acquisition, exploration, and development activities are capitalized into a cost center (the amortization base), whether or not the activities to which they apply are successful. Exploration and development costs include dry hole costs, geological and geophysical costs, direct overhead related to exploration and development activities and other costs incurred for the purpose of finding oil and gas reserves. Salaries and benefits paid to employees directly involved in the exploration and development of oil and gas properties as well as other internal costs that can be specifically identified with acquisition, exploration, and development activities are also capitalized.

Oil and gas properties include costs that are excluded from costs being depleted or amortized. Oil and natural gas property costs excluded represent investments in unevaluated properties and include non-producing leasehold, geological and geophysical costs associated with leasehold or drilling interests and exploration development costs. The Company excludes these costs until the property has been evaluated. The Company allocates a portion of its acquisition costs to unevaluated properties based on relative value. Costs are transferred to the full cost pool as the properties are evaluated over the life of the reservoir.

Depreciation, depletion and amortization – The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves are amortized on a unit–of–production method over estimated total proved oil and gas reserves. The depreciable base for oil and natural gas properties includes the sum of all capitalized costs net of accumulated depreciation, depletion and amortization (“DD&A”), estimated future development costs and asset retirement costs not included in oil and natural gas properties, less unevaluated oil and gas properties, which are excluded from this calculation. During the period from June 25, 2010 (inception) to September 30, 2010, the Company held only unevaluated oil and gas properties; therefore, no depreciation, depletion or amortization has been recognized.

Ceiling test – Future production volumes from oil and gas properties are a significant factor in determining the full cost ceiling limitation of capitalized costs. Under the full cost method of accounting, the Company is required to periodically perform a “ceiling test” that determines a limit on the book value of oil and gas properties. If the net capitalized cost of proved oil and gas properties, plus the cost of unproved oil and gas properties, exceeds the present value of estimated future net cash flows discounted at 10 percent, plus the cost of unproved oil and gas properties, the excess is charged to expense and reflected as additional accumulated DD&A.  The ceiling test calculation uses a commodity price assumption which is based on the un-weighted arithmetic average of the price on the first day of each month for each month within the prior 12 month period and excludes future cash outflows related to estimated abandonment costs. The Company did not recognize an impairment on its oil and gas properties during the period from June 25, 2010 (inception) to September 30, 2010. Due to the volatility of commodity prices, should oil and natural gas prices decline in the future, it is possible that a write-down could occur.

Proved reserves are estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable from known reservoirs under existing economic and operating conditions. The independent engineering estimates include only those amounts considered to be proved reserves and do not include additional amounts which may result from new discoveries in the future, or from application of secondary and tertiary recovery processes where facilities are not in place or for which transportation and/or marketing contracts are not in place. Estimated reserves to be developed through secondary or tertiary recovery processes are classified as unevaluated properties. As of September 30, 2010, the Company does not have any proved oil or gas reserves.

The determination of oil and gas reserves is a subjective process, and the accuracy of any reserve estimate depends on the quality of available data and the application of engineering and geological interpretation and judgment. Estimates of economically recoverable reserves and future net cash flows depend on a number of variable factors and assumptions that are difficult to predict and may vary considerably from actual results. In particular, reserve estimates for wells with limited or no production history are less reliable than those based on actual production. Subsequent evaluation of the same reserves as well as cost estimates related to future development costs of proved oil and gas reserves could result in significant revisions due to changes in regulatory requirements, technological advances and other factors which are difficult to predict.

TORCHLIGHT ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

Gains and losses on the sale of oil and gas properties are generally reflected in income. Sales of less than 100% of the Company’s interest in the oil and gas property are treated as a reduction of the capital cost of the field, with no gain or loss recognized, as long as doing so does not significantly affect the unit-of-production depletion rate. Costs of retired equipment, net of salvage value, are usually charged to accumulated depreciation. During the period from June 25, 2010 (inception) to September 30, 2010, there were no gains or losses recognized from the sale of oil and gas properties.

Asset retirement obligations – Accounting principles require that the fair value of a liability for an asset’s retirement obligation (“ARO”) be recorded in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the corresponding cost be capitalized as part of the carrying amount of the related long–lived asset. The liability is accreted to its then–present value each subsequent period, and the capitalized cost is depleted over the useful life of the related asset. Abandonment cost incurred is recorded as a reduction to the ARO liability.

The Company records an abandonment liability associated with its oil and gas wells when those assets are placed in service. Inherent in the fair value calculation of an ARO are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the oil and gas property balance. Settlements greater than or less than amounts accrued as ARO are recorded as a gain or loss upon settlement.

Revenue recognition – The Company recognizes oil and gas revenues when production is sold at a fixed or determinable price, persuasive evidence of an arrangement exists, delivery has occurred and title has transferred, and collectability is reasonably assured.

Federal and state income taxes – Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities and a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.

Authoritative guidance for uncertainty in income taxes requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an examination. Management has reviewed the Company’s tax positions and determined there were no uncertain tax positions requiring recognition in the financial statements. The Company’s tax returns remain subject to Federal and State tax examinations for all tax years since inception as none of the statutes have expired. Generally, the applicable statutes of limitation are three to four years from their respective filings.

Estimated interest and penalties related to potential underpayment on any unrecognized tax benefits are classified as a component of tax expense in the statement of operations. The Company has not recorded any interest or penalties associated with unrecognized tax benefits during the period from June 25, 2010 (inception) to September 30, 2010.

Environmental laws and regulations – The Company is subject to extensive federal, state and local environmental laws and regulations. Environmental expenditures are expensed or capitalized depending on their future economic benefit. The Company believes that it is in compliance with existing laws and regulations.

Recent accounting pronouncements – In January 2010, the Financial Accounting Standards Board (“FASB”) issued its updates to the oil and gas accounting rules to align the oil and gas reserve estimation and disclosure requirements of Extractive Industries – Oil and Gas with the requirements in the SEC’s final rule, Modernization of the Oil and Gas Reporting Requirements, which was issued on December 31, 2008. The revisions are intended to provide investors with a more meaningful and comprehensive understanding of oil and gas reserves to help investors evaluate their investments in oil and gas companies. The amendments are also designed to modernize the oil and gas disclosure requirements to align them with current practices and changes in technology. Revised requirements in this guidance include, but are not limited to:

TORCHLIGHT ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

•

Oil and gas reserves must be reported using the average price over the prior 12-month period, determined as an un-weighted arithmetic average of the first-day-of-the-month price for each month within such period, rather than year-end prices;

•

Companies are allowed to report, on an optional basis, probable and possible reserves;

•

Non-traditional reserves, such as oil and gas extracted from coal and shales, are included in the definition of “oil and gas producing activities”;

•

Companies are permitted to use new technologies to determine proved reserves, as long as those technologies have been demonstrated empirically to lead to reliable conclusions with respect to reserve volumes;

•

Companies are required to disclose, in narrative form, additional details on their proved undeveloped reserves (PUDs), including the total quantity of PUDs at year end, any material changes to PUDs that occurred during the year, investments and progress made to convert PUDs to developed oil and gas reserves and an explanation of the reasons why material concentrations of PUDs in individual fields or countries have remained undeveloped for five years or more after disclosure as PUDs;

•

Companies are required to report the qualifications and measures taken to assure the independence and objectivity of any business entity or employee primarily responsible for preparing or auditing the reserves estimates.

The Company adopted this guidance effective June 25, 2010 (inception). As of September 30, 2010, the Company did not have any proved reserves.

In July 2006, guidance was provided for providing a comprehensive model for the recognition, measurement, presentation, and disclosure in a company’s financial statements of uncertain tax positions taken, or expected to be taken, on a tax return. If an income tax position exceeds a more likely than not (i.e., greater than 50%) probability of success upon tax audit, a company should recognize an income tax benefit in its financial statements. Additionally, companies are required to accrue interest and related penalties, if applicable, on all tax exposures consistent with the respective jurisdictional tax laws. This interpretation has been deferred for nonpublic entities for periods beginning after December 15, 2008. The adoption of this guidance did not impact the financial statements of the Company.

Other recently issued or adopted accounting pronouncements are not expected to have, or did not have, a material impact on the Company’s financial position or results from operations.

Subsequent events – The Company evaluated all subsequent events from September 30, 2010 through the date of issuance of the financial statements.

4.

RELATED PARTY TRANSACTIONS

Related party transactions were in the normal course of operations and are recorded at their exchange amounts.

In exchange for management services provided to the Company, Opal Marketing & Consulting, Inc. (“Opal”) charges the Company a management fee of $240,000 per year. The Company’s Chief Executive Officer is the President of Opal. For period from June 25, 2010 (inception) to September 30, 2010, the Company incurred $64,000 in management fees.

At September 30, 2010, the Company had a receivable from a related party in the amount of $1,029 for shares issued to the related party. This amount is included in subscriptions receivable at September 30, 2010.

5.

COMMITMENTS AND CONTINGENCIES

The Company is subject to contingencies as a result of environmental laws and regulations. Present and future environmental laws and regulations applicable to the Company’s operation could require substantial capital expenditures or could adversely affect its operations in other ways that cannot be predicted at this time. As of September 30, 2010, no amounts have been recorded because no specific liability has been identified that is reasonably probable of requiring the Company to fund any future material amounts.

TORCHLIGHT ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

6.

OIL AND GAS PROPERTIES

In July 2010, the Company entered into an Agreement to participate in an Oil and Gas Development Joint Venture (the “Participation Agreement”) with Bayshore Operating Corporation, LLC (“Bayshore”). Bayshore is currently the holder of an oil, gas and mineral lease covering approximately 1,045 acres in Wilson County, Texas, known as the Marcelina Creek Field Development. The Participation Agreement provides for the drilling of four (4) wells. Upon execution of the agreement, the Company paid Bayshore an initial deposit of $50,000, which will be credited by Bayshore to the initial $50,000 payment due for the first well in exchange for a 50% working interest in the first well. The Company will pay 100% of total drilling and completion costs.

After mutual agreement as to the location, the second well is to be drilled within six months of the effective date of the Participation Agreement. For the second well, the Company will pay Bayshore $50,000 at rig move-in and $200,000 when the well is completed or plugged and abandoned, whichever comes first. Further, the Company will pay 100% of the total drilling and completion costs for a 75% working interest.

For the third and fourth wells, the Company will pay Bayshore $50,000 at rig move-in and $150,000 when the well is completed or plugged and abandoned, whichever comes first. Further, the Company will pay 100% of the total drilling costs and 75% of the completion costs for a 75% working interest with Bayshore to pay 25% of the completion costs.

7.

STOCKHOLDERS’ EQUITY

On July 13, 2010, through a private placement the Company offered to accredited investors shares of its common stock, par value $0.001, at $1.00 per share. The private placement was closed on September 16, 2010. The Company issued 1,444,501 shares of common stock in the private placement.

8.

FAIR VALUE MEASUREMENTS

Assets and liabilities that require measurement to fair value on a recurring basis are categorized in a three-level fair value hierarchy as follows:

•

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

•

Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration.

•

Level 3 inputs are unobservable inputs based on management’s own assumptions used to measure assets and liabilities at fair value.

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. At September 30, 2010, there were no financial assets or liabilities measured on a recurring or a nonrecurring basis.

9.

INCOME TAXES

The following is a reconciliation between the federal income tax benefit computed at the statutory federal income tax rate of 34% and actual income tax provision for the period from June 25, 2010 (inception) to September 30, 2010:

Federal income tax benefit at statutory rate	$(44,493)
Less valuation allowance	44,493
Provision for income taxes	$-

TORCHLIGHT ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at September 30, 2010 are as follows:

Deferred tax assets:
Net operating loss carryforward	$44,493
Less valuation allowance	(44,493)
$-

The Company had a net deferred tax asset related to federal net operating loss carryforwards of $44,493 at September 30, 2010. The federal net operating loss carryforward of $130,863 will begin to expire in 2027. Realization of the deferred tax asset is dependent, in part, on generating sufficient taxable income prior to expiration of the loss carryforwards. The Company has placed a 100% valuation allowance against the net deferred tax asset because future realization of these assets is not assured.

10.

SUBSEQUENT EVENT

Subsequent to September 30, 2010, the Company received $50,000 for the 50,000 shares in subscriptions receivable at September 30, 2010.

In October 2010, the Company and a public company (collectively, the “Parties”) entered into an Escrow Agreement (the “Agreement”) in contemplation of a reverse merger transaction. Upon execution of the Agreement, the Company is required to deposit $25,000 into an escrow account. The form of the proposed business transaction is to be mutually determined by the Parties to the Agreement. The transaction is expected to close on or before November 30, 2010 and is subject to certain closing conditions, including the execution of a Definitive Transaction Agreement.

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